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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to section 13 or 15(d) of
                      the Securities exchange act of 1934


Date of Report (Date of earliest event reported): June 4, 1999
                                                 ---------------


                               BriteSmile, Inc.
                               ---------------
            (Exact name of registrant as specified in its charter)


                                     Utah
                                     ----
        (State or other jurisdiction of incorporation or organization)


             0-17594                                   87-0410364
             -------                                   ----------
     (Commission file number)              (I.R.S. Employer Identification No.)



     Airport Business Center
     200 Diplomat Drive, Bay 204
     Lester, PA                                                   19113
---------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (610) 362-1111



                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

     Effective June 4, 1999, the Registrant issued and sold in a private placement 1,355,555 shares (the "New Shares") of its Common Stock, par value $.001 per share, for aggregate proceeds of $15,000,000 (the "Private Placement"). The New Shares represent 7.3 percent of the Registrant's total shares of Common Stock issued and outstanding, after giving effect to the Private Placement.

     1,004,043 of the New Shares were issued to nine private investors for aggregate proceeds of $11,120,000, including LCO Investments Limited ("LCO"), the Registrant's largest shareholder. The remaining New Shares (351,512)were sold to a group of up to 18 members of senior management of the Registrant, including directors and executive officers (the "Management Purchasers") for aggregate consideration of $3,880,000 (the "Management Purchasers Purchase Price").

     The purchase price of the New Shares was $10.95 per share, representing a 5% discount to the average closing price of the Registrant's Common Stock during the 10-day period immediately prior to closing. However, four of the purchasers, including three non-employee directors of the Registrant and LCO, purchased the New Shares without a discount to the 10-day average closing price, or at $11.525 per share.

     CAP Advisers Limited, an entity affiliated with LCO, provided financing for the Management Purchasers in the full amount of the Management Purchasers Purchase Price. Terms of the promissory notes signed by Management Purchasers in favor of CAP provided for full recourse, interest free loans due in five years from the date of closing.

     Pursuant to Registration Rights Agreements entered into with the Registrant, the non-Management Purchasers acquired certain rights to cause the Registrant to register their New Shares for offer and sale under the Securities Act of 1933, as amended (the "Piggyback Registration Rights"). Pursuant to Amended and Restated Registration Rights Agreements entered into with the Registrant, the Management Purchasers acquired Piggyback Registration Rights, and also certain limited demand registration rights.

     LCO is a corporation organized under the laws of Guernsey, Channel Islands, and is wholly owned by The ERSE Trust. The sole trustee of The ERSE Trust is CAP Advisers Limited, a company organized under the laws of the United Kingdom. Anthony M. Pilaro, a director of the Registrant, is a director of LCO and a director of CAP Advisers Limited.

     The terms of the private placement are set forth in full in the forms of Stock Purchase Agreement, Registration Rights Agreement, and Amended and Restated Registration Rights Agreement, which are filed as exhibits to this Report.
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ITEM 7.   EXHIBITS.

Exhibit No.                        Description
----------                         -----------

(10)(a) Form of Stock Purchase Agreement dated as of June 3, 1999, between the Registrant and purchasers who acquired New Shares at a 5% discount to the 10-day average market price preceding closing.

(10)(b) Registration Rights Agreement dated as of June 3, 1999 between the Registrant and the non-Management Purchasers.

(10)(c) Amended and Restated Registration Rights Agreement dated as of June 3, 1999 between the Registrant and the Management Purchasers.

(99)           Press release dated June 7, 1999 issued by the Registrant.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                BriteSmile, Inc.


                      By:       /s/ Michael F. Bonner
                                ------------------------------------
                                Michael F. Bonner
                                Chief Financial Officer


Date: June 21, 1999
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                                 EXHIBIT INDEX


Exhibit No.
Under Reg.                                                  Sequential
S-K, Item 601            Description                        Page Number
-------------            -----------                        -----------

(10)(a)                  Form of Stock Purchase Agreement
                         dated as of June 3, 1999, between
                         the Registrant and purchasers who
                         acquired New Shares at a 5%
                         discount to the 10-day average
                         market price.

(10)(b)                  Registration Rights Agreement dated
                         as of June 3, 1999 between the
                         Registrant and the non-Management
                         Purchasers.

(10)(c)                  Amended and Restated Registration
                         Rights Agreement dated as of June 3,
                         1999 between the Registrant and the
                         Management Purchasers.

(99)                     Press release dated June 7,
                         1999 issued by the Registrant.